Exhibit 99.1

Good afternoon. Welcome to Clearfield’s fiscal third quarter 2021 earnings conference call. I will be your operator this afternoon.

Joining us for today’s presentation are the Company's President and CEO, Cheri Beranek and CFO, Dan Herzog. Following their commentary, we will open the call for questions.

I would now like to remind everyone that this call will be recorded and made available for replay via a link in the investor relations section of the Company's website. This call is also being webcasted and accompanied by a PowerPoint presentation called the FieldReport, which is also available in the investor relations section of the Company's website.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD The Industry Leader in Craft Friendly Fiber Optic Management and Connectivity Solutions Fiscal Q3 2021 Earnings Call FieldReport

Please note that during this call, management will be making forward-looking statements regarding future events and the future financial performance of the Company. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

It’s important to note also that the Company undertakes no obligation to update such statements except as required by law. The Company cautions you to consider risk factors that could cause actual results to differ materially from those in the forward-looking statements contained in today’s press release, FieldReport, and in this conference call. The risk factors section in Clearfield’s most recent Form 10-K filing with the Securities and Exchange Commission and its subsequent filings on Form 10-Q provides descriptions of those risks. As a reminder, the slides in this presentation are controlled by you, the listener. Please advance forward through the presentation as the speakers present their remarks.

With that, I would like to turn the call over to Clearfield’s CEO, Cheri Beranek.

Please proceed.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Important Cautions Regarding Forward - Looking Statements Forward - looking statements contained herein and in any related presentation or in the related Earnings Release are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “est ima te,” “outlook,” or “continue” or comparable terminology are intended to identify forward - looking statements. Such forward looking statements include, for exam ple, statements about the Company’s future revenue and operating performance, anticipated shipping on backlog and future lead times, future availab ili ty of components and materials from the Company’s supply chain, the impact of the Rural Digital Opportunity Fund (RDOF) or other government progra ms on the demand for the Company’s products or timing of customer orders, the Company’s ability to add capacity to meet expected future demand, an d t rends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical facts. These statements are based u pon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors c oul d have a material impact on the Company's performance, including, without limitation: the COVID - 19 pandemic has significantly impacted worldwide e conomic conditions and could have a material adverse effect on our business, financial condition and operating results; we rely on single - source su ppliers, which could cause delays, increases in costs or prevent us from completing customer orders; fluctuations in product and labor costs which may n ot be able to be passed on to customers that could decrease margins; we depend on the availability of sufficient supply of certain materials, such as fiber op tic cable and resins for plastics, and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for ou r p roducts; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers; further consolidation a mon g our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integratio n a ctivities; we may be subject to risks associated with acquisitions; product defects or the failure of our products to meet specifications could ca use us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; our business is dependent on interdependent managem ent information systems; to compete effectively, we must continually improve existing products and introduce new products that achieve market ac ceptance; changes in government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, lead ing to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and lo ss of market share; our success depends upon adequate protection of our patent and intellectual property rights; if the telecommunications market does not ex pan d as we expect, our business may not grow as fast as we expect; we face risks associated with expanding our sales outside of the United States; a nd other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10 - K for the year ended September 30, 2020 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless requ ire d by law. © Copyright 2021 Clearfield, Inc. All Rights Reserved. NASDAQ:CLFD 2

Good afternoon and thank you everyone for joining us today. I hope you are continuing to stay safe and healthy. It’s a pleasure to speak with you this afternoon to share Clearfield’s results for the fiscal third quarter and first nine months of 2021.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Welcome Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 3

Our record-setting financial performance in the third quarter and first nine months of fiscal 2021 again demonstrates Clearfield’s unique positioning in the broadband market and our ability to capitalize on the robust growth vectors.

Fiber-fed broadband is being recognized as the answer for future-proofed connectivity to the American home and business. As you can see on slide 4, the continued demand for fiber-fed broadband drove a 49% increase in net sales year-over-year, to a record $38.7 million. Our growth in the period was led by double-digit increases from our Community Broadband, which was up 64%. As our performance demonstrates, Clearfield continues to strongly execute on our company’s brand promise of providing highly configurable fiber distribution and pathway products to meet broadband service provider requirements. Moreover, the labor-saving practices that are instrumental to Clearfield’s architecture are being recognized by service providers throughout the broadband marketplace.

Our customers, no matter if they are local exchange carriers, over-builders, cable providers, rural electrical utilities or new to this market, recognize that fiber is the only technology to provide symmetrical up-stream and down-stream performance. Currently, there are multiple government funded programs that are accelerating broadband deployment, such as the Rural Digital Opportunity Fund, or RDOF, which will start to be deployed later this summer and fall. In addition, the proposed bi-partisan federal infrastructure framework looks promising toward enhancing the funding available to future-proof broadband deployment.

Sales bookings, which accelerated at the end of the second quarter, continued their momentum in the third quarter, resulting in a 377% year-over-year increase in backlog, growing to a record $40.3 million on June 30, 2021. We expect to ship most of our backlog in our current quarter ending in September. Additionally, as we have previously mentioned, due to the challenges in the global supply chain resulting in unprecedented lead-times, we are working with our customers to place longer lead-time purchase orders to ensure the availability of components and materials from our supply chain. Based on current supply chain dynamics, lead times have stretched to 8 to 10 weeks for certain product categories. Over the next several quarters, we will be working to normalize our lead times to the more historic levels of 4 to 6 weeks from receipt of purchase order.

Continuing with our financial overview. Our strong topline performance and business model leverage helped produce solid gross profit and net income margins in fiscal Q3. Gross margin dollars totaled a record $17.1 million, up 59% from Q3 last year. As a percentage of net sales, our 44.2% margin was up from 41.5% in Q3 last year.

As we communicated last quarter, our expenses increased modestly year-over-year, resulting in $6.1 million in net income, or $0.44 per diluted share. This was a significant improvement from the $3.0 million or $0.22 per diluted share in earnings we generated in Q3 of last year. We anticipate our expenses to increase slightly in future quarters as we invest in additional resources within our Community Broadband programs, particularly in customer-facing roles, and as business travel begins to increase.

Our robust financial performance in Q3 contributed to a record nine-month period for Clearfield. We’ve generated $95.5 million in net sales through the first three quarters of fiscal 2021, which was up 45% from the same period last year. Our favorable product mix in the period coupled with our ongoing efficiency measures, helped generate $41.4 million in gross profit dollars, an improvement of 55% compared to last year. We also delivered 43.4% gross profit margin for the period, which was up compared to 40.6% last year. From a profitability perspective, we’ve generated $12.9 million in net income, or $0.94 per diluted share, which was a significant improvement compared to $4.2 million or $0.31 per diluted share in the first three quarters of last year.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD FY 21 Q3 and YTD Highlights NASDAQ:CLFD 4 Third Quarter of Fiscal 2021: • Net sales of $38.7M, up 49% y/o/y • Gross profit up 59% to $17.1M (44.2% of net sales) • Net income of $6.1M or $0.44 per diluted share • Order backlog increased 377% to $40.3M • Cash and investments: $58.9M First Nine Months of Fiscal 2021: • Net sales of $95.5M, up 45% y/o/y • Gross profit of $41.4M (43.4% of net sales), up 55% y/o/y • Net income of $12.9M or $0.94 per diluted share, up 204% from $4.2M or $0.31 per diluted share last year $26.0M $27.3M $27.1M $29.7M $38.7M Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Quarterly Net Sales $89.7M $122.8M Q3-20 Q3-21 Trailing - Twelve Month (TTM) Net Sales

Looking at our market segments by net sales on slide 5, in the third quarter of fiscal 2021 we generated net sales of $27.4 million to our core Community Broadband market, which was up 64% from the same period last year. For the trailing 12 months ended June 30, 2021, Community Broadband market net sales totaled $86.1 million, which was up 56% from the comparable period last year.

Our MSO market comprised 11% of our net sales in fiscal Q3. From a growth standpoint, we built on the momentum we established over the last several quarters, realizing a 19% year-over-year increase in net sales to $4.5 million in the third quarter of fiscal 2021, a 38% year-over-year increase to $15.3 million for the trailing 12 months ended June 30, 2021. Net sales in our National Carrier market for the trailing 12 months ended June 30, 2021, were down 22% year-over-year to $11.6 million. As we’ve talked about previously, our position in the National Carrier market is related to the continuing demand for fiber-to-the-home and fiber-to-the-business applications. As COVID constraints have limited the deployment of 5G solutions into the access part of the network, net sales to our Tier 1 customers for the third quarter of fiscal 2021 decreased 14% year-over-year to $3.4 million.

We continue to support our sales presence in the Tier 1 National Carrier market for both fiber to the home and business as well as for 5G initiatives. Business uncertainties at one of our Tier 1 customers has resulted in a reduction in their cap/ex spend in the consumer markets for fiber to the home resulting in a slower pace of their spend with us. In addition, as we have previously communicated, the global pandemic has stalled the introduction and training of our new technologies into the Tier 1 market. As pandemic restrictions are lifted, we are optimistic that our Tier 1 revenues will rebound.

Net sales in our International market were up 233% year-over-year in the third quarter compared to the same period last year, and up 64% year-over-year for the trailing 12 months ended June 30, 2021. We have seen a strong resurgence in demand for fiber-fed broadband in Mexico and Canada as purchases in the prior year were negatively affected by Covid-19. Net sales in our Legacy business were down 8% from Q3 last year and down 32% year-over-year for the trailing 12 months ended June 30, 2021.  As we have mentioned previously, our legacy sales are highly dependent upon two key customers in this segment. We believe the business to be fluctuating from normal levels due to the continued impact of COVID.

With that, I’ll now turn the presentation over to Dan, who will walk us through our financial performance for the third quarter of fiscal 2021.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD FY 21 Q3 & TTM Net Sales Comparison by Market NASDAQ:CLFD 5 All dollar figures in millions 1) Based on net sales of $122.8 million and Point of Sales (POS) reporting from distributors who resell our product line into these markets. TTM Net Sales Composition Ended 6/30/21 1 Community Broadband (Tier 2 & 3, utilities, municipalities, and alternative carriers) National Carrier (Tier 1 Wireline and all Wireless Markets) MSO (Cable TV) International (Canada, Mexico, and Caribbean Markets) Legacy (Legacy contract manufacturing and misc. sales) 70% 9% 13% 6% 2% $55.3 $14.9 $11.1 $4.3 $4.2 $11.6 $15.3 $7.1 $2.8 Community Broadband National Carrier MSO International Legacy FQ3 20 FQ3 21 Quarterly Net Sales TTM Net Sales $86.1 $16.7 $3.9 $3.7 $0.9 $0.7 $27.4 $3.4 $4.5 $2.9 $0.6 Community Broadband National Carrier MSO International Legacy FQ3 20 FQ3 21

Thank you, Cheri, and good afternoon, everyone. Its great to be speaking with you today.

Now, looking at our third quarter financial results in more detail…

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Financial Update Dan Herzog CHIEF FINANCIAL OFFICER NASDAQ:CLFD 6

As you can see on slide 7, our net sales in the third quarter of fiscal 2021 increased 49% to a record $38.7 million from $26.0 million in the same year-ago period and up from $29.7 million in our second quarter of 2021. The increase in net sales was primarily due to higher sales in our Community Broadband, International and Multiple System Operators (MSO or Cable TV) markets, partially offset by decreases in our Legacy and National Carrier markets.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Quarterly Financial Performance 7 NASDAQ:CLFD Note: Dollar figures in millions $26.0 $27.3 $27.1 $29.7 $38.7 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Net Sales +19% +14% +40% +45% +49% Year - over - Year Growth Rate

Turning to slide 8, gross profit for the third quarter of fiscal 2021 increased 59% to $17.1 million, or 44.2% of net sales, from $10.8 million, or 41.5% of net sales, in the same year-ago quarter. The increase in gross profit margin was due to a favorable product mix associated with higher net sales in our Community Broadband markets and cost reduction efforts across our product lines, including increased production at its Mexico plants as well as manufacturing efficiencies realized with increased sales volumes.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Quarterly Financial Performance 8 NASDAQ:CLFD Note: Dollar figures in millions $26.0 $27.3 $27.1 $29.7 $38.7 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Net Sales +19% +14% +40% +45% +49% Year - over - Year Growth Rate $10.8 $11.2 $11.4 $12.9 $17.1 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Gross Profit 41.5% 41.2% 42.0% 43.6% 44.2% Gross Profit (%)

As you can see on slide 9, our operating expenses for the third quarter of fiscal 2021 were $9.4 million, which were up from $7.2 million in the same year-ago quarter. As a percentage of net sales, operating expenses for the third quarter of fiscal 2021 were 24.4%, down from 27.8% in the same year-ago period. The increase in operating expenses consisted primarily of higher compensation costs related to performance compensation accruals.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Quarterly Financial Performance 9 NASDAQ:CLFD Note: Dollar figures in millions $26.0 $27.3 $27.1 $29.7 $38.7 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Net Sales +19% +14% +40% +45% +49% Year - over - Year Growth Rate $10.8 $11.2 $11.4 $12.9 $17.1 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Gross Profit 41.5% 41.2% 42.0% 43.6% 44.2% Gross Profit (%) 27.8% 27.7% 28.3% 28.6% 24.4% OPEX as % of Net Sales $7.2 $7.6 $7.7 $8.5 $9.4 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Operating Expenses

Turning to our profitability measures on slide 10, income from operations was $7.7 million in the third quarter of fiscal 2021, which compares to $3.6 million in the same year-ago quarter. Income tax expense increased to $1.7 million in the third quarter of fiscal 2021, with an effective tax rate of 22.1% up from $763,000 in the third quarter of 2020, which had an effective tax rate of 20.3%. Net income totaled $6.1 million, or $0.44 per diluted share, an improvement of approximately $3.1 million over the $3.0 million, or $0.22 per diluted share, in the same year-ago quarter.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Quarterly Financial Performance 10 NASDAQ:CLFD Note: Dollar figures in millions $26.0 $27.3 $27.1 $29.7 $38.7 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Net Sales +19% +14% +40% +45% +49% Year - over - Year Growth Rate $10.8 $11.2 $11.4 $12.9 $17.1 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Gross Profit 41.5% 41.2% 42.0% 43.6% 44.2% Gross Profit (%) 27.8% 27.7% 28.3% 28.6% 24.4% OPEX as % of Net Sales $7.2 $7.6 $7.7 $8.5 $9.4 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Operating Expenses 11.5% 11.2% 11.7% 12.3% 15.7% Net Margin $3.0 $3.0 $3.2 $3.6 $6.1 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21 Net Income

Before I turn it back over to Cheri, I’d like to provide a brief update on the operational measures we’ve taken to protect and support our business, our personnel and customers since the COVID-19 pandemic took hold and how we are continuing to effectively navigate the current environment, both reflected on slide 11.

I am encouraged to report that Clearfield continues to remain fully operational. While the majority of our non-production employees are continuing to work remotely, effectively using collaboration tools and video conferencing to stay connected, we are beginning to work toward a Hybrid work model that will see most employees returning to the office a few days a week later this quarter.

Our production operations in both the U.S. and Mexico are operating at full capacity and we have been able to increase head-count while adhering to state and federal social distancing guidelines.

While the COVID-19 pandemic has dramatically boosted broadband demand, it also created supply chain challenges to fulfill that demand. Thankfully, the strong partnerships we have built with our global suppliers have and will continue to be crucial. At the outset of COVID, we made the decision to maximize the availability of all product lines at all three of our plants by ensuring that each location can manufacture across our broad product portfolio. We are optimistic that we will be able to procure the necessary components for our growth ahead. However, the pressure on the supply chain by increased demand and global supply chain disruptions have shown how fragile the supply chain can be. In particular, Clearfield’s manufacturing requires supplies of raw materials, like optical fiber cable and resins necessary for its fiber management product line.

That concludes my prepared remarks this quarter. I will now turn the call back over to Cheri.

Cheri?

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD COVID - 19 Operational Update • Critical manufacturer status • Operating at normal capacity and adhering to state and federal government social distancing guidelines • Enhanced safety measures for on - site production personnel • Majority of supply chain remains operational • Maintaining higher minimum stocking levels on component level inventory to ensure customer needs are met NASDAQ:CLFD 11

Thanks, Dan.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Operational Update Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 12

Now, as highlighted on slide 13, we’d like to share an update to our multi-year strategic plan as we look at our operational initiatives and focus for the balance of fiscal 2021 and beginning of fiscal 2022.

Three years ago, Clearfield launched its ‘Coming of Age’ plan, which we completed successfully. This past year, our team has been working diligently through the ‘Comes of Age’ initiatives we have previously discussed, in order to establish market-readiness for the expanding market requirements for the fiber-fed broadband and 5G access fiber buildouts.

Today, we are introducing the next phase of our plan that we call ‘Now of Age’ that advances our ongoing mission to establish Clearfield as the platform of choice for fiber management and connectivity. The multi-year plan is designed to capture the fiber to the home and business market share Clearfield was built to obtain, while delivering the innovation for new and existing markets in the years ahead.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD

The first pillar of the ‘Now of Age’ plan is Accelerating our Operating Cadence. This is Clearfield’s commitment to respond to the market’s heightened post-pandemic demand for fiber-fed broadband. As evidenced by our explosive 45% growth over the first three quarters of fiscal 2021 and the 377% year-over-year growth in order backlog, Clearfield stands ready to serve our service provider customers as they capture and deploy the private and public funding that will soon become available. We will continue our active investment in systems and process development to enable an agile work environment as speed of delivery has been and will continue to be paramount to our success.

The second pillar, Amplifying Bold and Disruptive Growth, is our commitment to continue delivering market-changing products for current and future market requirements. We are introducing a Small Form Factor flat-drop FieldShield drop cable solution that reduces the size, weight and environmental impact of a direct fiber solution. As the number of connected homes continues to expand next year and beyond, we believe this product and many others will be instrumental in addressing the craft-person’s need for flexible and easy-to-handle fiber solutions.

Our third pillar, Augmenting Capacity for ongoing Profitability, is our commitment to scaling Clearfield operations to meet this burgeoning demand. To that end, we are currently expanding our manufacturing network of contract manufacturing partners. We are also broadening our global network of supply chain partners for all sourced components to ensure we can meet customer demand. We look forward to announcing future developments regarding Clearfield’s own manufacturing footprint in the coming quarters.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Clearfield "Now of Age" Plan NASDAQ:CLFD 14 A Augmenting Capacity for Ongoing Growth • Investing in products, manufacturing and supply chain to increase competitiveness and reduce costs • Building upon Asian partnerships for faster product innovation and cost reduction programs Accelerating our Operating Cadence • Active investment in systems and processes to enable our agile work environment • Speed of delivery in every part of our organization is paramount to our success Amplifying Bold and Disruptive Growth • Leveraging Community Broadband for One - Fiber Backhaul • Removing obstacles for the integration of wireline and wireless networks • Bringing fiber management expertise to 5G, NG - PON, and edge computing

In 2020, the world changed fundamentally – and so did the data requirements that makes the world go round. As COVID-19 swept the globe, nearly every aspect of life – from work to working out – moved online, and people depended more and more on apps and the internet to socialize, for education, and to entertain themselves. Before quarantine, just 15% of Americans worked from home. Now over 50% do and this trend shows no sign of stopping.

State and federal programs have responded to enable all Americans to have effective high-speed Broadband and we’ve been thrilled to see the preference that fiber has earned in these deployments. This chart which was prepared principally by Jeffries Research, illustrates the level of funding that is expected over the next four years. This chart does not include the Infrastructure bills in Congress currently in discussion that are reported to add an additional $65 billion in investment to our market, effectively doubling the value of the subsidies that are shown here.

Clearfield is poised to benefit from this incremental funding program as it represents government dollars that will both enable environments that were previously not economically viable for fiber investment to come on-line, as well as encouraging the broadband service providers to accelerate their rate of deployment in their existing footprint.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Legislation Supporting Broadband – What’s Known 15 Source: US Congress, Benton, JD Supra, Jeffries Research NASDAQ:CLFD

We are very optimistic about growth potential. The market presence we have established over the last 10 years, along with our recent strategic investments, will enable us to respond to market demand and grow with our customers. While the supply chain remains volatile and may pose challenges in the future, our strong financial performance and $40.3 million backlog give us confidence to increase our net sales guidance for fiscal 2021 to $130 million to $135 million, which represents year-over-year growth of more than 40%. We anticipate our selling, general and administrative costs will grow moderately, as increased travel resumes, and we add additional customer-facing positions. We anticipate net income as a percentage of total net sales to be consistent with year-to-date levels.

While very early in our ‘Now of Age’ plan, we believe with current demand, new government initiatives and overall market strength, our current market forecasts will translate to projected annual net sales of $150 million to $160 million in fiscal year 2022, representing growth of 15-20% over projected fiscal year 2021 revenues.. We will be able to provide more clarity to our guidance in coming quarters as we work to minimize supply chain and capacity challenges and as the timing of some of these Government funding programs become more clear.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD $73.9M $77.7M $85.0M $93.1M $130M - $135M 15 - 20% YoY Growth FY 2017 FY 2018 FY 2019 FY 2020 FY 2021E FY 2022E Financial Outlook 16 NASDAQ:CLFD FY 2021 guidance issued and effective as of July. 22, 2021; growth rate is based on midpoint of net sales guidance range Annual Net Sales ($ in millions)

In summary, our record-setting financial performance for fiscal Q3, which extends our track record of consistent profitability and positive cash flow over the last decade, reflects the strength of our business in a range of environments. Clearfield continues to benefit from and take advantage of robust industry tailwinds and our established, and expanding, presence within our key growth markets.

We remain confident the demand for fiber-fed broadband will persist through fiscal 2021 and into fiscal 2022. Our recently launched ‘Now of Age’ Plan, in which we offer the maturity and capacity to scale the expanding marketplace of fiber-fed broadband and 5G access fiber, positions us for continued success for Clearfield in the years ahead.

And with that, we’re ready to open the call for your questions.

Operator?

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Key Takeaways Proven business model and management execution Enhanced management team and expansion of total addressable market Strong competitive position in a rapidly growing multi - billion - dollar fiber - fed broadband industry Healthy balance sheet: $58.9M in cash and investments Year history of profitability and positive free cash flow 13 NASDAQ:CLFD 17

Thank you.

We will now be taking questions from the Company’s publishing sell-side analysts. Our first question comes from Jaeson Schmidt with Lake Street. Please proceed with your question.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 18 Dan Herzog CHIEF FINANCIAL OFFICER

Jaeson Schmidt

Lake Street Capital Markets, LLC, Research Division

Hey, guys. Thanks for taking my questions. I just want to start with how you're thinking about seasonality going forward. We're just trying to reconcile such strong demand across the community broadband segment and within the backdrop of that normal kind of weather-related seasonality you guys typically see in the winter months.

Cheri Beranek

Chief Executive Officer, President & Director

I think we'll continue to see you know traditional seasonality, there's no reason to expect that we won't. You know, I think there's still the level of traditional budgeting and traditional weather as you related. I think one caveat however to that is due to the just really, you know, network-wide, market-wide demand that is just exploding for all markets. I think we might see more placement of orders in anticipation of getting ready, that we might see orders and potential revenues that will be placed for kind of inventory readiness so that they can maximize and ensure their availability. So as a result, I think we might see a little uptick in the second quarters of next year that we wouldn't have normally seen.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 19 Dan Herzog CHIEF FINANCIAL OFFICER

Jaeson Schmidt

Lake Street Capital Markets, LLC, Research Division

Okay, that's really helpful. And then I know you called out some government funded programs, specifically RDOF, but when we look at your fiscal '22 guidance, is that baking in a meaningful contribution from some of these programs?

Cheri Beranek

Chief Executive Officer, President & Director

No, it isn't. You know, as you indicated, as I indicated earlier that you know, we really have a limited vision of that, as you're watching the marketplace, the - and there's a lot of conversation going on right now between a couple of senators, with the FCC and their frustration that, seven to eight months after the initial RDOF release being appropriated, that no monies have been distributed. And we've seen some business that people you know moving forward, using kind of their own bank roll and using some subsidiary financing, but until we get some real broad knowledge of where that's going to go, we don't - there's not a significant level of RDOF dollars in our forecast.

Jaeson Schmidt

Lake Street Capital Markets, LLC, Research Division

Okay, that makes sense. And then just the last one for me and I'll jump back into queue. Just as it relates to inflationary pressures, just curious if you're seeing anything there, and if so, are you passing along these increased cost to your customers?

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 20 Dan Herzog CHIEF FINANCIAL OFFICER

Cheri Beranek

Chief Executive Officer, President & Director

The biggest cost pressures we're seeing are in resins, and plastics. And so when you have a product line that is extensively plastics, such as vaults or pedestals, those costs are exorbitant. And we've seen 40% and 50% and more percent increases in that world and we do provide vaults to our customers, and while we don't manufacture them, we do customize them for particular pin outs and particular setting patterns.

And so our customers recognize the supply chain dynamics and while they're not happy about it, they do understand the necessity for us to pass those cost increases on. As it relates to our overall total revenues, those are relatively insignificant. I mean, they're - and they're less than probably 3% of our total revenue base. But they are a product requirement in order to setting the cabinets that we produce. Otherwise, we've seen some price pressures in sheet metals, some price pressures in labor.

At this point, we've been able to absorb those and pass just things on and only when it's a significant amount. I think that's an ongoing challenge that we're going to have to deal with. I think we've been extremely fortunate at this point, you know we've worked very hard to achieve our 44% gross profit level. But I think we're going to need to continue to work as we have been in order to keep that there, I don't see a huge - I don't see the trend pattern of our accelerating gross profit dollars - excuse me, gross profit percentage increasing, but I do think gross profit dollars will increase as their revenue define that.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 21 Dan Herzog CHIEF FINANCIAL OFFICER

Jaeson Schmidt

Lake Street Capital Markets, LLC, Research Division

Okay. Thanks a lot, guys.

Cheri Beranek

Chief Executive Officer, President & Director

Thank you.

Operator

Thank you. Our next question comes from Tim Savageaux with Northland Capital Markets. Please proceed with your question.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 22 Dan Herzog CHIEF FINANCIAL OFFICER

Tim Savageaux

Northland Capital Markets, Research Division

Hi. Good afternoon and congratulations on some spectacular results here. And my first question is on, you know, the drivers of those results in the quarter and maybe in your going forward guidance for fiscal '22 as well. Yeah, to what extent and you've been talking about this a little more recently, are you know increased fiber builds among you know slightly larger called them tier two carriers getting to be, you know, a meaningful driver either short-term or anticipated into next year, and I'll follow-up from there.

Cheri Beranek

Chief Executive Officer, President & Director

Yeah. We've been very pleased with the recognition by the tier two providers, the value proposition that Clearfield offers. In that and most of the tier two providers did not have an extensive fiber network previously, these were organizations that had the opportunity to really look from the beginning at craft-friendly time-saving product line. And their engineers have recognized the value that Clearfield and our product line can offer. You'll find when the 10-Q comes out that we don't have a single (non-distributor) customer this quarter that represents more than 10% of our income - excuse me, 10% of our revenue. But you know, they are definitely a growth trend for the organization and we're very pleased and proud to be working with them.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 23 Dan Herzog CHIEF FINANCIAL OFFICER

Tim Savageaux

Northland Capital Markets, Research Division

Okay. Well just to follow-up on that. Could we speculate that perhaps as a group that tier two carriers are approaching or exceeding the 10% of revenue? Or can you give us any sense of -

Cheri Beranek

Chief Executive Officer, President & Director

They're definitely -

Tim Savageaux

Northland Capital Markets, Research Division

To reality?

Cheri Beranek

Chief Executive Officer, President & Director

Yeah, I think they're definitely approaching and I think they'll be called out in future quarters.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 24 Dan Herzog CHIEF FINANCIAL OFFICER

Tim Savageaux

Northland Capital Markets, Research Division

Great. And you kind of hinted at this in your or made reference to it in some of your comments. But, you know, we've seen a number of kind of state level broadband initiatives, some employing federal funding announced fairly recently. And, you know, are you starting to see opportunities kind of derive from those efforts, maybe, you know, separate from whatever you might expect with RDOF and could we you know say a similar thing you know with regard to expectations built into your guidance for next year? You characterized them as fairly modest for RDOF if you look at, and obviously, probably nothing for whatever's working through. Congress right now. But if you look at those state level initiatives, are those becoming more important for you as a growth driver?

Cheri Beranek

Chief Executive Officer, President & Director

Yeah, I mean, most of the state initiatives are - have somewhat started and then we saw some revenues in our existing state or that's the wrong way to put it. I mean, we do business across the country in almost I think, 48 of the 50 states. But, you know, there's certainly been more prevalence in some of the core markets like Iowa that has had a higher level of state funding and that we're already seeing. You know moving forward, some of the new programs in the south and the northeast you know the program that was announced that are approved in California this week. Those are still very early and they're not included in our guidance.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 25 Dan Herzog CHIEF FINANCIAL OFFICER

Tim Savageaux

Northland Capital Markets, Research Division

Great, thanks very much. I'll pass it on.

Cheri Beranek

Chief Executive Officer, President & Director

You're welcome.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 26 Dan Herzog CHIEF FINANCIAL OFFICER

Operator

Thank you. All right, ladies and gentlemen, at this time, this concludes the company's question-and-answer session. If your question was not taken, you may contact Clearfield's Investor Relations team at CLFD@gatewayir.com. I'd now like to turn the call back over to Ms. Beranek for closing remarks.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 27 Dan Herzog CHIEF FINANCIAL OFFICER

Cheri Beranek

Chief Executive Officer, President & Director

Thank you very much. You know as our operator has indicated, I will be happy to take any questions from investors. However, I do like to do that on a time-sensitive basis. So please send those questions to gateway and we'll be able to follow-up at another time. But I thank all of you for joining us today. We absolutely look forward to updating you again soon in our progress.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD NASDAQ:CLFD 28

Thank you for joining us today for Clearfield’s fiscal third quarter 2021 earnings conference call. You may now disconnect.

FieldReport / Fiscal Q3 2021 Earnings Call / July 22, 2021 NASDAQ:CLFD Contact Us NASDAQ:CLFD 29 COMPANY CONTACT: Cheri Beranek President & CEO Clearfield, Inc. IR@clfd.net INVESTOR RELATIONS: Matt Glover | Tom Colton | Sophie Pearson Gateway Investor Relations (949) 574 - 3860 CLFD@gatewayir.com